Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Oppenheimer Variable Account Funds:

We consent to the use of our reports, dated February 14, 2019, with respect to the financial statements and financial highlights of Oppenheimer Capital Appreciation Fund/VA, Oppenheimer Conservative Balanced Fund/VA, Oppenheimer Discovery Mid Cap Growth Fund/VA, Oppenheimer Global Fund/VA, Oppenheimer Government Money Fund/VA, Oppenheimer International Growth Fund/VA, Oppenheimer Main Street Fund/VA, Oppenheimer Main Street Small Cap Fund/VA, and Oppenheimer Total Return Bond Fund/VA, each a separate series of Oppenheimer Variable Account Funds, as of December 31, 2018, and to the use of our report, dated February 19, 2019, with respect to the consolidated financial statements and consolidated financial highlights of Oppenheimer Global Strategic Income Fund/VA, a separate series of Oppenheimer Variable Account Funds, and subsidiary as of December 31, 2018, each incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” or “Consolidated Financial Highlights” in the Prospectuses, and “Organization and Management of Wholly-Owned Subsidiaries,” “Independent Registered Public Accounting Firm,” and “Financial Statements” in the Statement of Additional Information.

/s/KPMG LLP

KPMG LLP

Denver, Colorado

April 26, 2019